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                                                                    Exhibit 23.3
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                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-3 for the registration of LHS Group Inc. common stock and to the incorporation by reference therein of our reports dated May 15, 1998 with respect to the financial statements of Infocellular, Inc. for the years ended March 31, 1998 and 1997 included in Form 8-K, filed with the Securities and Exchange Commission on July 20, 1998.


                              /s/ Paresky Flitt & Company

Boston, Massachusetts
March 1, 1999